Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 9, 2015, Signature Group Holdings, Inc. (“Signature” or the “Company”) completed the sale of its indirect wholly owned subsidiary, North American Breaker Co., LLC (“NABCO”), to NABCO Holding Company, LLC, an investor group led by PNC Riverarch Capital, a division of PNC Capital Finance, LLC, as previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2015.

The unaudited pro forma condensed consolidated financial information has been developed by applying pro forma adjustments to Signature’s historical consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), that give effect to the sale of NABCO. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and for the year ended December 31, 2013 assume that the sale of NABCO occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2014 assumes that the sale of NABCO occurred on September 30, 2014.

The unaudited pro forma condensed consolidated financial information is presented based on currently available information and is intended for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Signature’s results of operations or financial condition would have been had the NABCO sale been completed on the dates assumed. In addition, they are not necessarily indicative of Signature’s future results of operations or financial condition. Beginning in the first quarter of 2015, the historical financial results of NABCO for periods prior to the divestiture will be reflected in Signature’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information, (ii) the audited consolidated financial statements, and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Signature’s Form 10-K for the year ended December 31, 2013, filed with the SEC on March 13, 2014, and (iii) the unaudited condensed consolidated financial statements, and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Signature’s Form 10-Q for the quarterly period ended September 30, 2014, filed with the SEC on November 7, 2014.

	Nine Months Ended September 30, 2014
(Dollars in thousands, except per share amounts)	Historical	Pro Forma Adjustments	Ref.	Pro Forma as Adjusted
Operating revenues:
Industrial Supply	$29,325	$(29,325)	(a)	$—
Special Situations	124	—		124
Corporate and Other	—	—		—
Total operating revenues	29,449	(29,325)		124
Operating costs:
Cost of goods sold	19,162	(18,730)	(a)	432
Selling, general and administrative	12,777	(4,035)	(a)	8,742
Interest expense	706	(706)	(a)	—
Amortization of intangibles	883	(800)	(a)	83
Total operating costs	33,528	(24,271)		9,257
Operating profit (loss)	(4,079)	(5,054)		(9,133)
Other income (expense):
Change in fair value of common stock warrant liability	3,400	—		3,400
Goodwill impairment	(400)	—		(400)
Other, net	53	8	(a)	61
Total other income (expense)	3,053	8		3,061
Loss from continuing operations before income taxes	(1,026)	(5,046)		(6,072)
Income tax expense	527	(75)	(a)	452
Loss from continuing operations	(1,553)	(4,971)		(6,524)
Loss attributable to noncontrolling interest	—	—		—
Net loss attributable to Signature Group Holdings, Inc.	$(1,553)	$(4,971)		$(6,524)
LOSS PER SHARE
Basic and diluted loss per share:
Weighted average shares outstanding during the period	12,146,271			12,146,271
Basic and diluted loss per share from continuing operations	$(0.13)			$(0.54)

	Year Ended December 31, 2013
(Dollars in thousands, except per share amounts)	Historical	Pro Forma Adjustments	Ref.	Pro Forma as Adjusted
Operating revenues:
Industrial Supply	$36,897	$(36,897)	(a)	$—
Special Situations	6,691	—		6,691
Corporate and Other	—	—		—
Total operating revenues	43,588	(36,897)		6,691
Operating costs:
Cost of goods sold	23,427	(23,427)	(a)	—
Selling, general and administrative	17,736	(5,076)	(a)	12,660
Interest expense	3,943	(996)	(a)	2,947
Amortization of intangibles	1,588	(1,588)	(a)	—
Total operating costs	46,694	(31,087)		15,607
Operating profit (loss)	(3,106)	(5,810)		(8,916)
Other income (expense):
Change in fair value of common stock warrant liability	(6,950)	—		(6,950)
Other, net	113	(1)	(a)	112
Total other income (expense)	(6,837)	(1)		(6,838)
Loss from continuing operations before income taxes	(9,943)	(5,811)		(15,754)
Income tax expense (benefit)	163	(125)	(a)	38
Loss from continuing operations	(10,106)	(5,686)		(15,792)
Loss attributable to noncontrolling interest	—	—		—
Net loss attributable to Signature Group Holdings, Inc.	$(10,106)	$(5,686)		$(15,792)
LOSS PER SHARE
Basic and diluted loss per share:
Weighted average shares outstanding during the period	11,847,023			11,847,023
Basic and diluted loss per share from continuing operations	$(0.85)			$(1.33)

	As of September 30, 2014
(Dollars in thousands)	Historical	Pro Forma Adjustments	Ref.	Pro Forma as Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$44,754	$55,700	(b)	$100,454
Restricted cash	21	3,900	(c)	3,921
Trade accounts receivable, net	4,907	(4,907)	(a)	—
Inventory	11,602	(11,602)	(a)	—
Other current assets	1,804	(512)	(a)	1,292
Current assets of discontinued operations	116	—		116
Total current assets	63,204	42,579		105,783
Intangible assets, net	2,002	(1,888)	(a)	114
Goodwill	17,780	(17,780)	(a)	—
Other noncurrent assets	2,915	(777)	(a)	2,138
TOTAL ASSETS	$85,901	$22,134		$108,035
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$4,838	$(2,346)	(a)	$2,492
Line of credit	1,180	(1,180)	(a)	—
Long-term debt due within one year	3,900	(3,900)	(a)	—
Other current liabilities	1,610	680	(d)	2,290
Current liabilities of discontinued operations	198	—		198
Total current liabilities	11,726	(6,746)		4,980
Long-term debt	10,675	(10,675)	(a)	—
Common stock warrant liability	5,900	—		5,900
Other noncurrent liabilities	354	—		354
Noncurrent liabilities of discontinued operations	5,750	—		5,750
TOTAL LIABILITIES	34,405	(17,421)		16,984
Stockholders' equity:
Preferred stock	—	—		—
Common stock	12	—		12
Additional paid-in capital	452,923	—		452,923
Accumulated deficit	(401,439)	39,555	(e)	(361,884)
Total stockholders' equity	51,496	39,555		91,051
Noncontrolling interest	—	—		—
Total stockholders' equity attributable to Signature Group Holdings, Inc.	51,496	39,555		91,051
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,901	$22,134		$108,035

Signature Group Holdings, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

1.	DESCRIPTION OF SALE AND BASIS OF PRESENTATION

On January 9, 2015, Signature sold its indirect wholly owned subsidiary, NABCO, to NABCO Holding Company, LLC, an investor group led by PNC Riverarch Capital, a division of PNC Capital Finance, LLC, for $78 million in cash, subject to the repayment of NABCO’s outstanding debt and certain other fees and expenses associated with the sale, and a final net working capital adjustment. The NABCO sale is reflected in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information has been prepared based on preliminary estimates and historically filed financial information, as such, the final amounts recorded for the transaction, using the actual closing balances, may differ materially from the information presented herein.

The unaudited pro forma condensed consolidated financial information was prepared in accordance with GAAP and pursuant to Reg. S-X Article 11, and presents the pro forma consolidated financial position and results of operations of Signature derived from historical information after giving effect to the transaction and adjustments described in these footnotes. The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction was completed on September 30, 2014; and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 are presented as if the transaction was completed on January 1, 2013.

2.	PRO FORMA ADJUSTMENTS

Adjustments included in the column labeled “Pro Forma Adjustments” in the unaudited pro forma condensed consolidated financial information, detailed below, represent management’s estimates, based on currently available information, of adjustments effective as if the transaction was completed on September 30, 2014 in the case of the unaudited pro forma condensed consolidated balance sheet, and as of January 1, 2013, in the case of the unaudited pro forma condensed consolidated statements of operations. Actual results could be materially different based on various factors, including but not limited to, tax rates, valuation differences, further information on taxes by jurisdiction, or other factors.

The following notes are referenced in the unaudited pro forma condensed consolidated financial information:

a)	NABCO Historical Balances. Represents the elimination of NABCO balances included in the historical consolidated financial statements of Signature as of or for the period indicated.
b)

Cash and cash equivalents. Represents the estimated cash proceeds received by Signature after repayment of NABCO’s outstanding debt, certain fees and expenses associated with the transaction, but before the payment of estimated income taxes and amounts deposited in an indemnity escrow account (see note c) below).

c)	Restricted cash. Represents that portion of the sale proceeds deposited in an indemnity escrow account to secure certain indemnification obligations of Signature.
d)

Other current liabilities. Represents the elimination of $0.3 million of NABCO balances included in the historical consolidated financial statements of Signature as of September 30, 2014, and the addition of $1.0 million of estimated alternative minimum tax liability associated with Signature’s gain on sale of NABCO. Signature’s regular federal and state income tax liability associated with the gain is expected to be offset by the utilization of approximately $45 million of net operating loss tax carryforwards.

e)

Accumulated deficit. Represents the estimated gain on sale of NABCO, net of income taxes. Estimated income taxes represent federal and state alternative minimum taxes in jurisdictions that limit the utilization of net operating loss tax carryforwards that Signature may use against its estimated $45 million taxable gain on the sale of NABCO.